                                                                  EXHIBIT (c)(2)

                          AGREEMENT AND PLAN OF MERGER


          AGREEMENT AND PLAN OF MERGER, dated as of September 30, 1997, among FISERV, INC., a Wisconsin corporation ("Fiserv"), FISERV CLEARING, INC., a Delaware corporation ("Fiserv Clearing") and a wholly-owned subsidiary of Fiserv, and HANIFEN, IMHOFF HOLDINGS, INC., a Colorado corporation (the "Company").


                             W I T N E S S E T H :

          WHEREAS, the Company owns all of the capital stock of Hanifen Imhoff Clearing Corp., a Colorado corporation ("Clearing"), Hanifen, Imhoff Investments, Inc., a Colorado corporation ("Investments"), and Hanifen, Imhoff Inc., a Colorado corporation ("Hanifen, Imhoff"; collectively, Clearing, Investments and Hanifen, Imhoff and their respective direct and indirect subsidiaries being referred to as the "Subsidiaries"); and

          WHEREAS, Fiserv and Fiserv Clearing desire that the Company merge with and into Fiserv Clearing (the "Merger"), and the Company also desires that the Company merge with and into Fiserv Clearing, upon the terms and conditions set forth in this Agreement and in accordance with the General Corporation Law of the State of Delaware and the Colorado Business Corporation Act, and that each outstanding share of Common Stock, $.01 par value per share, of the Company ("Company Common Stock"), excluding any such shares held in the treasury of the Company, be converted upon such merger into the right to receive such number of shares of Common Stock, $.01 par value, of Fiserv ("Fiserv Common Stock") and such amount of cash as is provided in this Agreement (Fiserv Clearing and the Company sometimes referred to in this Agreement as the "Constituent Corporations" and Fiserv Clearing sometimes referred to in this Agreement as the "Surviving Corporation");

          NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants, agreements and conditions contained in this Agreement, and in order to set forth the terms of the Merger and the mode of carrying the Merger into effect, the parties to this Agreement agree as follows:

                                   ARTICLE I

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                                     MERGER

          SECTION 1.01  The Merger.  At the Effective Date (as defined in
Section 1.04), the Company will be merged with and into Fiserv Clearing on the terms set forth in this Agreement as permitted by and in accordance with the General Corporation Law of the State of Delaware and the Colorado Business Corporation Act. Upon the Merger, the separate existence of the Company will cease; Fiserv Clearing, as the Surviving Corporation, will continue to exist under and be governed by the General Corporation Law of the State of Delaware and the Certificate of Incorporation and By-laws of Fiserv Clearing, until further amended in accordance with the provisions of the Certificate of Incorporation, By-laws and applicable law.

          SECTION 1.02 Articles of Merger. As soon as practicable following fulfillment or waiver of the conditions specified in Article VII of this Agreement, and provided that this Agreement has not been terminated and abandoned pursuant to Article IX of this Agreement, (a) the Company and Fiserv Clearing will cause the Certificate of Merger in substantially the form of Exhibit A attached to this Agreement (the "Delaware Certificate of Merger") to be executed and filed with the Secretary of State of Delaware and (b) the Company and Fiserv Clearing will cause the Articles of Merger in substantially the form of Exhibit B attached to this Agreement (the "Colorado Articles of Merger") to be executed and filed with Secretary of State of the State of Colorado as provided in the Colorado Business Corporation Act. The purpose of the Surviving Corporation will be to engage in any and all business activities in which a corporation is permitted to engage in accordance with the General Corporation Law of the State of Delaware.

          SECTION 1.03 Stockholders' Meeting. The Company, acting through its Board of Directors, shall in accordance with applicable law as soon as practicable following the date hereof:

          (i) duly call, give notice of, convene and hold an annual or special meeting of its shareholders (the "Stockholders' Meeting") for the purpose of considering and taking action upon this Agreement;

          (ii) include in the proxy materials that will be distributed to the Company's shareholders in connection with the Stockholders' Meeting, including any amendments or supplements thereto (the "Proxy Statement"). The Proxy Statement will form

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     a part of the registration statement (the "Registration Statement") of
     Fiserv under the Securities Act of 1933 (the "Securities Act") with respect to the Fiserv Common Stock to be issued in the Merger; and

          (iii) use its commercially reasonable efforts to obtain and furnish the information required to be included by it in the Proxy Statement and, after consultation with Fiserv and Fiserv Clearing, respond promptly to any comments made by the staff of the Securities and Exchange Commission (the "SEC") with respect to the Proxy Statement and cause the Proxy Statement to be mailed to its Stockholders at the earliest practicable time following the date hereof and, subject to its fiduciary duties under applicable law, to obtain the necessary approvals of its Stockholders of this Agreement and the transactions contemplated hereby.

          SECTION 1.04 Effective Date of the Merger. The Merger will become effective upon the close of business on the later of the date of filing of the Certificate of Merger with the Secretary of State of Delaware or the date of filing of the Articles of Merger with the Secretary of State of the State of Colorado, or on such other date as the parties may agree. The date and time of such effectiveness is referred to as the "Effective Date."

          SECTION 1.05 Closing. Evidence of the fulfillment or waiver of the conditions set forth in Article VII hereof (the "Closing") shall be provided by the parties hereto to each other (a) at the offices of the Company, 1125 Seventeenth Street, Suite 1700, Denver, CO 80202 at 10 a.m., local time, on the business day next after the date on which the last of the conditions set forth in Article VII hereof is fulfilled or waived or (b) at such other time and place as the parties hereto may agree.

          SECTION 1.06 Certain Intended Effects of the Merger. The parties have endeavored to structure the Merger as a tax-deferred "reorganization" under
Section 368(a)(1)(A) and (a)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code"). The parties represent, warrant and agree: (i) to report the transaction in such manner; and (ii) not to take or fail to take any action that would jeopardize such tax treatment.


                                   ARTICLE II
                             DIRECTORS AND OFFICERS

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          SECTION 2.01  Directors.  From and after the Effective Date, the members of the Board of Directors of the Surviving Corporation will consist of the members of the Board of Directors of Fiserv Clearing (as constituted immediately prior to the Effective Date) until changed in accordance with its Certificate of Incorporation and By-laws and applicable law.

          SECTION 2.02 Officers. From and after the Effective Date, the officers of the Surviving Corporation will consist of the officers of Fiserv Clearing (as constituted immediately prior to the Effective Date) until changed in accordance with its Certificate of Incorporation and By-laws and applicable law.


                                  ARTICLE III
                              CONVERSION OF SHARES

          SECTION 3.01 Conversion. (a) Upon the Effective Date, each share of Company Common Stock issued and outstanding immediately prior to the Effective Date will, without any further action on the part of Fiserv or Fiserv Clearing, on the one hand, or the Company, on the other hand, be converted into the right to receive (the "Merger Consideration") directly (i) such number of shares of Fiserv Common Stock as shall equal the quotient (the "Exchange Ratio") of (A) the quotient of (I) 51% of the Hanifen Value (as hereinafter defined), divided by (II) the number of shares of Company Common Stock outstanding on the Effective Date, divided by (B) a number which is equal to the average closing price per share for Fiserv Common Stock as reported on the National Market System by National Association of Securities Dealers, Inc. Automated Quotations (as reported in The Wall Street Journal) for the 20 business days ending two business days prior to the Effective Date (the "Fiserv Share Value") and (ii) such amount of cash as shall equal the quotient of (A) 49% of the Hanifen Value, divided by (B) the number of shares of Company Common Stock outstanding on the Effective Date. As of the Effective Date there will be no outstanding shares of Company Preferred Stock. All shares of Company Common Stock and Company Preferred Stock held in the Company's treasury and, subject to Section 7.01(p), all outstanding unexercised stock options will be canceled. The names, addresses and number of shares of Company Common Stock owned on the date of this Agreement by the stockholders of the Company (the "Stockholders") is set forth on Schedule I to this Agreement.

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

          (b) Not less than three days prior to the Effective Date the Company shall deliver to Fiserv and Fiserv Clearing an estimated balance sheet of the Company as of the Effective Date, which shall have been prepared in accordance with GAAP (as hereinafter defined) (the "Estimated Balance Sheet"), setting forth, in reasonable detail the Company's estimate of the consolidated Stockholders' Equity for the Company and the Subsidiaries, but excluding any accruals for or payments of Taxes arising out of or related to the transactions contemplated hereby (other than (x) a sale of assets or capital stock of a Subsidiary, (y) a sale of assets of the Company and (z) Taxes accrued in the ordinary course of business of the Company or any Subsidiary) (the "Stockholders' Equity"). As the only exception to preparation in accordance with GAAP, with respect to the New York Stock Exchange ("NYSE") seat currently held by Hanifen, Imhoff, Stockholders' Equity shall be calculated using the last published sale price of the NYSE for NYSE seats with option trading rights, rather than in accordance with GAAP. The "Hanifen Value" shall mean the sum of
(i) difference (positive or negative) between (A) the Final Stockholders' Equity (as hereinafter defined) and (B) $30,000,000, plus (ii) $97,200,000.

          (c) As promptly as practicable following the Effective Date, but in no event later than 45 days subsequent to the Effective Date, Fiserv Clearing shall deliver to the persons who served on the Board of Directors of the Company immediately prior to the Effective Date (the "Representatives") a schedule (the "Final Schedule"), which shall include the consolidated balance sheet of the Company and the Subsidiaries as of the Effective Date prepared in accordance with GAAP, and Fiserv Clearing's calculation as of the Effective Date of the amount of the Stockholders' Equity, prepared on the same basis as the Adjusted Balance Sheet (the "Final Stockholders' Equity"). If the Representatives dispute the correctness of the Final Schedule, they, acting together, shall notify Fiserv and Fiserv Clearing of the objections within five business days after delivery of the Final Schedule and shall set forth in reasonable detail in such notice the reason for the Representatives' objections. If the Representatives fail to deliver such notice within such time period, the Stockholders shall be deemed to have accepted Fiserv Clearing's calculation of the Final Stockholders' Equity. If the Representatives deliver such notice, Fiserv, Fiserv Clearing and the Representatives shall endeavor in good faith to resolve their dispute over the determination of the Final Stockholders' Equity within five business days after the receipt by Fiserv and Fiserv Clearing of such notice. If they are unable to do so within such five-

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

business-day period, the dispute shall be submitted to an audit partner experienced in the clearing industry of an independent nationally-recognized accounting firm in the United States as shall be mutually acceptable to Fiserv and Fiserv Clearing, on the one hand, and the Representatives (an "Independent Accounting Firm") who shall act as an expert and not as an arbitrator, and who shall resolve the dispute within 10 days of the submission of such dispute. The decision of the Independent Accounting Firm as to the Final Stockholders' Equity shall be final and binding upon Fiserv, Fiserv Clearing and the Stockholders. The expense of the Independent Accounting Firm shall be borne in proportion to the difference between the final determined amount of the Independent Accounting Firm and such amounts proposed by Fiserv and Fiserv Clearing, on the one hand, and the Representatives acting for the Stockholders on the other hand. The Representatives and Fiserv and Fiserv Clearing shall cooperate with the other party in the determination of the Final Stockholders' Equity, including without limitation, allowing the Representatives access after the Effective Date to the books and records of the Company and to the accounting and other representatives and advisors of the Company and its books and records for the purposes of making such determination. Within three business days following final determination of the Final Stockholders' Equity, as appropriate, Fiserv shall issue shares of Fiserv Common Stock and pay the remaining amounts of cash payable to the Stockholders hereunder in accordance with previously received instructions of the Stockholders or the Stockholders shall pay such amounts to Fiserv and return such number of shares of Fiserv Common Stock (with accompanying stock powers).

          SECTION 3.02 Surrender and Payments. On and after the Effective Date, each Stockholder which is not a Dissenting Stockholder (as hereinafter defined) will be entitled, upon the surrender of such Stockholder's certificates representing shares of stock of the Company that are outstanding on the Effective Date, in compliance with the procedures determined by Fiserv's Transfer Agent, Firstar Trust Company (including completion of a letter of transmittal), to receive (a) a check or checks for the amount of cash into which the shares of Company Common Stock theretofore represented by the certificate or certificates so surrendered shall have been converted as provided in Section
3.01 above (including cash in lieu of fractional shares under Section 3.06), and
(b) a certificate or certificates representing the number of shares of Fiserv Common Stock into which the shares of Company Common Stock theretofore represented by the certificate or certificates so surrendered shall have been converted as provided in Section 3.01 above, calculating in the case of each portion of the amount paid

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

or number of shares issued, as the case may be, the Hanifen Value for this purpose by using the Stockholders' Equity from the Adjusted Balance Sheet instead of Final Stockholders' Equity, and subject to a holdback by Fiserv of cash equal to 5% of Stockholders' Equity pending determination of the Final Stockholders' Equity. Promptly upon said determination, the remaining amount of cash to be paid hereunder shall be so paid or cash previously paid in connection with this Agreement shall be paid back to Fiserv, provided that payments relating to undisputed amounts shall be paid out within five business days after the parties determine that no reasonable dispute exists with respect to all or any portion of such funds. If any payment of cash or certificate representing shares of Fiserv Common Stock is to be paid to a person or entity, or made in a name, other than that in which the certificate theretofore surrendered for exchange is registered, it shall be a condition of such payment or issuance that the certificate so surrendered be properly endorsed or otherwise in proper form for transfer and that the person requesting such transfer either pay to Fiserv any transfer or other taxes required by reason of the transfer to a person other than the registered holder of the certificate surrendered or establish to the satisfaction of Fiserv that such tax has been paid or is not payable.

          SECTION 3.03 No Further Transfers. Upon or after the date of this Agreement through the Effective Date, except for transfers in the ordinary course or otherwise required by contractual commitments in effect on the date hereof, no transfer of the shares of Company Common Stock outstanding prior to the Effective Date will be made on the stock transfer books of the Company or the Surviving Corporation. The Company will promptly, and in any event prior to the Closing Date, notify Fiserv concerning any transfers of Company Common Stock by the Stockholders, and the parties then will make an appropriate amendment to
Schedule I to this Agreement to reflect any such transfer.

          SECTION 3.04 Dissenting Shares. Any shares of Company Common Stock held by a holder who, prior to and after the taking of the vote of the Stockholders of the Company on this Agreement, complies with Section 7-113-101 through 7-113-302 of the Colorado Business Corporation Act (the "Statute") shall be herein called "Dissenting Shares" and a holder thereof a "Dissenting Stockholder". Any Dissenting Stockholder shall not after the date of written objection to the Merger as provided in the Statute, have any rights of a stockholder, except as otherwise provided in the

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Colorado Business Corporation Act, but shall have the rights provided in the
Statute.

          SECTION 3.05 Shares Acquired Upon Payment of Appraisal Rights. Dissenting Shares, if any, acquired upon payments to Dissenting Stockholders pursuant to the Colorado Business Corporation Act shall be cancelled.

          SECTION 3.06 No Fractional Shares. No certificate or scrip representing fractional shares of Fiserv Common Stock shall be issued upon the surrender for exchange of certificates, and no dividend, stock split or interest shall relate to any such fractional shares. In lieu of any fractional share of Fiserv Common Stock being issued, such fractional share will be rounded down to the nearest whole share of Fiserv Common Stock and cash shall be paid to the Stockholder in respect of such fractional share based on the Fiserv Share Value.


                                  ARTICLE IV
                           CERTAIN EFFECTS OF MERGER

          SECTION 4.01  Effect of Merger.  Upon and after the Effective Date:
(a) the Company will merge with and into the Surviving Corporation; (b) the separate existence of the Company will cease; (c) the shares of the Company will be converted as provided in this Agreement; (d) the former holders of such shares will be entitled only to the rights provided in this Agreement or to the rights provided under Section 7-113-102 of the Colorado Business Corporation Act; and (e) the Merger will otherwise have the effect provided under the applicable laws of the State of Delaware (including the General Corporation Law of the State of Delaware, Section 259) and the State of Colorado (including Colorado Business Corporation Act, Section 7-111-106).

          SECTION 4.02 Further Assurances. If at any time after the Effective Date, the Surviving Corporation will consider or be advised that any further deeds, assignments or assurances in law or any other acts are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, the title to any property or right of the Constituent Corporations acquired or to be acquired by reason of, or as a result of, the Merger, or (b) otherwise to carry out the purposes of this Agreement, the Constituent Corporations agree that the Surviving Corporation and its proper officers and directors will execute and deliver all such property, deeds, assignments and

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

assurances in law and do all acts necessary, desirable or proper to vest, perfect or confirm title to such property or rights in the Surviving Corporation and otherwise to carry out the purposes of this Agreement, and that the proper officers and directors of the Constituent Corporations and the proper officers and directors of the Surviving Corporation are fully authorized in the name of the Constituent Corporations or otherwise to take any and all such action.


                                   ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

          Section 5.01 Representations and Warranties of the Company. Except as otherwise set forth in the Disclosure Schedule or any non-material update thereof which the Company may provide from time to time prior to Closing (the "Disclosure Schedule") annexed to this Agreement as Schedule II, the Company represents and warrants to, and agrees with, Fiserv and Fiserv Clearing as follows:

             (a) Organization and Qualification, etc. The Company and the Subsidiaries are each a corporation duly organized, validly existing and in good standing under the laws of their state of incorporation, have corporate power and authority to own all of their respective properties and assets and to carry on their business as they are now being conducted, are duly qualified to do business and are in good standing in each other jurisdiction as set forth in the Disclosure Schedule, and are not required to be qualified to do business in any other jurisdiction where the failure to so qualify would have a Material Adverse Effect (as defined below). The copies of the Articles of Incorporation and Bylaws of the Company and each Subsidiary, as amended to date, which have been delivered to Fiserv are complete and correct, and such instruments, as so amended, are in full force and effect.

             "Material Adverse Effect," for purpose of this Agreement, when used with respect to any party, means any change in or effect on, or any series of changes in or effects on the business, assets or prospects of such party, as such business is currently conducted by such party, that is materially adverse to the results of its operations, financial, or other conditions, arising or accruing before or after giving effect to the transactions contemplated by this Agreement, but only to the extent that the aggregate impact of

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     all of such changes or effects, after taking into account both positive and adverse changes and effects (other than ordinary operating profits) decreases the worth of the Company and Subsidiaries taken as a whole by $4,750,000 in the aggregate. "Adverse Effect" means any change in, or effect on, or series of changes in, or effects on, the business, or assets, of a party, that would result in the incurrence of damages or liability of the sum of $80,000 or more.

             (b) Capital Stock. The authorized capital stock of the Company consists of 3,000,000 shares of Company Common Stock, of which 1,232,643 shares are outstanding on a fully diluted basis and 1,000,000 shares of Preferred Stock, $.01 par value per share ("Company Preferred Stock"), of which no shares are outstanding; all of such outstanding shares of Company Common Stock are validly issued, fully paid and nonassessable; all of such outstanding shares of Company Common Stock are held of record by the Stockholders; and no shares of Company Common Stock are held in the treasury of the Company. The authorized capital stock of each of the Subsidiaries consists only of the number of shares of common stock and preferred stock set forth in the Disclosure Schedule, of which the number of shares of common stock and preferred stock outstanding is set forth in the Disclosure Schedule; all of such outstanding shares of Subsidiary common stock are validly issued, fully paid and nonassessable; and all of such outstanding shares of Subsidiary common stock and preferred stock are held of record by the Company. Except as set forth in the Disclosure Schedule and, in the case of stock options, on Schedule III hereto, neither the Company nor any Subsidiary has any commitments to issue or sell any shares of its capital stock or any securities or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire from the Company or any Subsidiary, any shares of its capital stock and no securities or obligations evidencing any such rights are outstanding.

             (c) Other Subsidiaries. Neither the Company nor any Subsidiary owns of record or beneficially, directly or indirectly, (i) any shares of outstanding capital stock or securities convertible into capital stock of any corporation (other than the capital stock of a Subsidiary) or (ii) any participating interest in any partnership, joint venture, limited liability company, or other non-corporate business enterprise.

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

             (d) Authority Relative to Agreement. The Company has the corporate power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated on the part of the Company by this Agreement. The execution and delivery by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly authorized by its board of directors other than approval of the Stockholders and as otherwise provided in this Agreement. Other than approval by the Company's Stockholders, no other corporate or institutional proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization of this Agreement by the Stockholders and the due authorization, execution and delivery of this Agreement by Fiserv and Fiserv Clearing, and assuming all required approvals by governmental agencies and self-regulatory organizations, is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforcement is subject to the effect of (i) any applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting creditors' rights generally; (ii) general principles of equity, including, without limitation, concepts of reasonableness, good faith and fair dealing, and other similar doctrines affecting the enforceability of agreements generally (regardless of whether considered in a proceeding in equity or at law); and (iii) regulatory and self-regulatory authorities.

             (e) Non-Contravention.   Subject to approval of the Stockholders,
     and assuming all required approvals by governmental agencies and self-regulatory organizations, the execution and delivery of this Agreement by the Company do not and the consummation by the Company of the transactions contemplated hereby will not (i) violate any provision of the Articles of Incorporation or Bylaws of the Company or any Subsidiary, (ii) to the knowledge of the Company, violate, or result, with the giving of notice or the lapse of time or both, in a violation of, any provision of, or result in the acceleration of or entitle any party to accelerate (whether after the giving of notice or lapse of time or both) any obligation under, or result in the creation or imposition of any material lien, charge, pledge, security interest or other encumbrance upon any of the property of the Company or any

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     Subsidiary pursuant to any provision of, any mortgage or lien or lease, agreement, license or instrument or any order, arbitration award, judgment or decree to which the Company or any Subsidiary is a party or by which any assets of the Company or any Subsidiary is bound, and do not and will not violate or conflict with any other material restriction of any kind or character to which the Company or any Subsidiary is subject or by which any of its assets may be bound, and the same does not and will not constitute an event permitting termination of any such mortgage or lien or lease, agreement, license or instrument to which the Company or any Subsidiary is a party, or (iii) violate any law, ordinance or regulation to which the Company or any Subsidiary is subject.

             (f) Government Approvals.  To the Company's knowledge, except for
     (i) the filing of the Delaware Certificate of Merger with the Secretary of State of Delaware and the Colorado Articles of Merger with the Secretary of State of the State of Colorado, (ii) filings with the Federal Trade Commission (the "Commission") and the Antitrust Division of the Department of Justice (the "Antitrust Division") under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the termination of the requisite waiting period thereunder, (iii) filings with and approvals of the Securities and Exchange Commission (the "SEC"), any applicable state regulatory authorities (the "State Commissions"), the National Association of Securities Dealers, Inc. (the "NASD") and the New York Stock Exchange (the "NYSE") or (iv) where the failure to obtain such consents, authorizations or approvals or to make such filings or registrations would not prevent the consummation of the transactions contemplated hereby, no consent, authorization, order or approval of, or filing or registration with, any governmental commission, board or other regulatory body is required for the execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement. The Company and the Subsidiaries have delivered to Fiserv and Fiserv Clearing complete and correct copies of all filings made by the Company and the Subsidiaries since September 25, 1994 with the SEC, the State Commissions, the NASD and the NYSE, all as set forth on the Disclosure Schedule.

             (g) Financial Statements. The Company has previously furnished Fiserv with true and complete copies of (i) the audited statements of financial condition of the

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     Company (Parent only) and of each of its Subsidiaries as of September 27,
     1996, and the related audited statements of income, stockholders' equity and cash flows for each entity for the fiscal year then ended, certified by Baird Kurtz and Dobson LLP, successor in interest to McGladrey & Pullen, LLP, the independent accountants of the Company (the "Audited Company Financial Statements") and (ii) the unaudited statements of financial condition of the Company (Parent only) and of each of its Subsidiaries as of June 27, 1997, and the related unaudited statements of income, stockholders' equity for each entity for the period then ended (the "Unaudited Company Financial Statements"; collectively, the "Company Financial Statements"). Such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis ("GAAP"). Except as disclosed on the Disclosure Schedule, neither the Company nor any Subsidiary has any obligations in connection with any acquisition of the business or assets of any other person which is not reflected on the Company Financial Statements.

               (h) Absence of Certain Changes or Events. Since September 27, 1996, except as disclosed in the Company Financial Statements, neither the Company nor any Subsidiary has:

                (i) incurred any obligation or liability (fixed or contingent), except trade or business obligations incurred in the ordinary course of business;

                (ii) discharged or satisfied any lien, security interest or encumbrance or paid any obligation or liability (fixed or contingent), other than in the ordinary course of business;

                (iii) other than in the ordinary course of business, mortgaged, pledged or subjected to any lien, security interest or other encumbrance any of its assets or properties (other than Permitted Exceptions (as hereinafter defined));

                (iv) transferred, leased or otherwise disposed of any of its assets or properties or acquired any assets or properties, except in the ordinary course of business;

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

                (v) canceled or compromised any debt or claim, except in the ordinary course of business;

                (vi) waived or released, under any contract, rights of the Company having value to the Company or any of its Subsidiaries, except in any case in the ordinary course of business and consistent with past practice;

                (vii) except for the transactions contemplated by the Asset Purchase Agreement, transferred or granted any rights under any concessions, leases, licenses, agreements, patents, inventions, trademarks, trade names, service marks or copyrights or with respect to any know-how, except in the ordinary course of business and consistent with past practice;

                (viii) except in the ordinary course of business, and except as shown on the Disclosure Schedule, made or granted any wage or salary increase applicable to any group or classification of employees generally, paid any bonuses, entered into any employment contract with any officer or employee or made any loan to, or entered into any transaction of any other nature with, any officer or employee of the Company or any Subsidiary, as the case may be;

                (ix) entered into any transaction, contract or commitment, except those listed, or which pursuant to the terms hereof are not required to be listed, on the Disclosure Schedule, this Agreement and the transactions contemplated hereby, and those entered into in the ordinary course of business;

                (x) except as contemplated by this Agreement, declared, paid or made any provision for payment of any dividends or other distribution in respect of shares of Company Common Stock, or acquired or made any provision for acquiring any shares of Company Common Stock or capital stock of any Subsidiary;

                (xi) declared, paid or made provisions for any other payment to the Stockholders or any other affiliate of the Stockholders or the Company, other than from a Subsidiary to the Company;

                (xii) suffered any casualty loss or damage (whether or not such loss or damage shall have been covered by insurance) which affects in any material respect its ability to conduct its business; or

                (xiii) to the Company's knowledge, suffered any Material Adverse Effect.

             "Permitted Exceptions" means (i) mechanic's, materialman's, warehouseman's and carrier's liens and purchase money security interests arising in the ordinary course of business; (ii) liens for Taxes (as hereinafter defined) and assessments not yet payable; (iii) liens for Taxes, assessments and charges and other claims, the validity of which the Company or any Subsidiary is contesting in good faith under circumstances in which the property subject to the lien, assessment, charge or other claim is not thereby jeopardized and adequate reserves for such matters are reflected on the Company Financial Statements; and (iv) imperfections of title, liens, security interests, claims and other charges and encumbrances the existence of which would not have in the aggregate an Adverse Effect.

             (i) Title to Properties; Absence of Liens and Encumbrances, etc. The Company and each Subsidiary has good title to all of the tangible, personal and mixed properties and assets owned by it and used in its business, free and clear of any liens, charges, pledges, security interests or other encumbrances (other than Permitted Exceptions), except as reflected in the Company Financial Statements and the Disclosure Schedule and except that the foregoing representation and warranty as it affects the securities position of Clearing is made to the Company's knowledge. The Company's and each Subsidiary's intangible properties and assets (excluding leasehold interests and other than any intangible properties and assets described in Section 5.01(j) and 5.01(n), which sections contain the Company's representations and warranties with respect to such intangible properties and assets) are to the Company's knowledge free and clear of any liens, charges, pledges, security interests or other encumbrances (other than Permitted Exceptions), except as reflected in the Company Financial Statements and the Disclosure Schedule.

             (j) Software. The Disclosure Schedule contains a list or description by type of all operating and applications computer programs and data bases ("Software") which the Company or any Subsidiary, as the case may be, uses or has available for use and plans to use, and such Software constitutes all the Software which is used in connection with or, to the Company's knowledge, is necessary to operate the business of the Company or any Subsidiary, as the case may be, as currently conducted. Except as indicated in the Disclosure Schedule, such Software is owned outright by the Company or a Subsidiary, as the case may be. As to any Software which is listed in the Disclosure Schedule and is not owned by the Company or a Subsidiary, as the case may be, the Company or the Subsidiary, as the case may be, has the right to use the same pursuant to valid leases or licenses therefor, and, except as otherwise disclosed in the Disclosure Schedule, all such leases and licenses are in full force and effect and there is no default, nor any event which with notice or the lapse of time or both, will become a default under any such lease or license by the Company or any Subsidiary, as the case may be, or any other parties thereto. To the knowledge of the Company, none of the Software used by or available to the Company or any Subsidiary, as the case may be, as aforesaid, and no use thereof, infringes upon or violates any patent, copyright, trade secret or other proprietary right of anyone else and neither the Company nor any Subsidiary, as the case may be, has received notice of any claim with respect to any such infringement or violation. Either the Company or a Subsidiary possess the original and all copies of all documentation, including without limitation all source codes, for all Software owned outright by it (other than such as shall have been furnished to customers in connection with the provision of the services of the Company or a Subsidiary, as the case may be). Upon consummation of the transactions contemplated hereby, (x) each of the Company and a Subsidiary will continue to own all of the Software owned outright by the Company or the Subsidiary prior to the Closing, free and clear of all claims, liens, encumbrances, obligations and liabilities except those existing at Closing and except for such claims, liens, encumbrances, obligations and liabilities of the Company or the Subsidiary, as the case may be, (i) applicable to Software licensed to third parties and (ii) as may be granted by the Company or the Subsidiary, as the case may be, after the Closing Date; and (y) with respect to all agreements for the lease or license of Software which require consents or other actions (which consents or other actions are listed in the Disclosure Schedule) as a result of the consummation of the transactions contemplated hereby in order for the Company or the Subsidiary, as the case may be, to continue to use and operate such Software after the Closing Date, the Company and each Subsidiary will endeavor to obtain such consents or take such other actions as reasonably required.

               (k) List of Properties, Contracts and Other Data. The Disclosure Schedule contains a list setting forth with respect to the Company and each Subsidiary as of the date hereof the following:

                (i) all real properties owned in fee simple by the Company or any Subsidiary, as the case may be;

                (ii) all leases of real or personal property to which the Company or any Subsidiary, as the case may be, is a party, either as lessee or lessor with a brief description of the property to which each such lease relates, except such leases of personal property as require payment during their remaining life aggregating less than $80,000;

                (iii) (a) all patents, trademarks and trade names, trademark and trade name registrations, servicemark registrations, copyrights and copyright registrations, unexpired as of the date hereof, all applications pending on said date for patents or for trademark, trade name, service mark or copyright registrations, all other proprietary rights owned or held by the Company or any Subsidiary, as the case may be, and reasonably necessary to, or used by the Company or any Subsidiary, as the case may be, primarily in connection with, its business and (b) all licenses granted by or to the Company or any Subsidiary, as the case may be, and all other agreements to which the Company or any Subsidiary, as the case may be, is a party which relate, in whole or in part, to any items of the categories mentioned in (a) above, other than any such license or other agreement requiring payments during its remaining life aggregating less than $80,000 or terminable by the Company or any Subsidiary, as the case may be, within one year without payment of a premium or penalty;

                (iv) all collective bargaining agreements, employment and consulting agreements (other than consulting agreements terminable by the Company or a Subsidiary, as the case may be, within 60 days without payment of a premium or a penalty), executive compensation plans, bonus plans, deferred compensation agreements, employee pension plans or retirement plans, employee profit sharing plans, employee stock purchase and stock option plans, group life insurance, hospitalization insurance or other plans or arrangements providing for benefits to employees of the Company or any Subsidiary, as the case may be;

                (v) all contracts and commitments (including, without limitation, mortgages, indentures and loan agreements) to which the Company or any Subsidiary, as the case may be, is a party, or to which it or any of its assets or properties are subject and which are not specifically referred to in (i), (ii), (iii) or (iv) above; provided that there need not be listed in the Disclosure Schedule (unless required pursuant to the preceding clauses (i), (ii), (iii) or (iv) above) any contract or commitment incurred in the ordinary course of business and consistent with past practice which requires payments to or by the Company or any Subsidiary, as the case may be, during its remaining life aggregating less than $80,000;

                (vi) all clearing and execution arrangements and all other arrangements relating to the ability of Clearing to execute and clear trades (and the Company represents that all provisions relating to the rights of the other party to terminate such agreements are contained in such agreements);

                (vii) the current annual compensation of all employees of the Company and Clearing (by position or by department) as of a recent date (a copy of which has been submitted to Fiserv and Fiserv each Subsidiary but is not included in the Disclosure Schedule); and

                (viii) all audits, examinations and reports for the last three
          (3) years submitted to or by regulatory and self-regulatory agencies with jurisdiction over the Company or any Subsidiary.

     True and complete copies of all written documents, agreements or commitments (if any) referred to in (i) through (viii) above and, to the Company's knowledge, summaries of all oral agreements (if any) referred to in (i) through (vi) above, have been provided to Fiserv or its counsel. Except as set forth in the Disclosure Schedule, neither the Company nor any Subsidiary has been notified in writing of any claim that any contract listed in the Disclosure Schedule for this subsection (k) is not valid and enforceable in accordance with its terms for the periods stated therein, or that there is under any such contract any existing material default or event of default or event which with notice or lapse of time or both would constitute such a material default. With respect to the arrangements set forth in clause (vi), none of such arrangements will be terminated or made subject to termination at the direction of anyone other than Clearing nor will any of such arrangements be materially altered as a result of consummation of the transactions contemplated hereby.

             (l) Litigation. Except as set forth in the Disclosure Schedule, there are no actions, suits, investigations or proceedings with respect to the business of the Company or any Subsidiary pending against the Company or any Subsidiary of which the Company has knowledge, or before or by any federal, state, municipal, foreign or other governmental department, commission, board, bureau, agency or instrumentality, nor has either the Company or any Subsidiary received any notice of, or any written threats concerning the possible commencement of, any such actions, suits or proceedings with respect to the business of the Company or any Subsidiary, as the case may be, nor has the Company or any Subsidiary reason to know of any potential action, suit or proceeding with respect to the business of the Company or such Subsidiary, as the case may be, other than that Hanifen, Imhoff is engaged in a business that often involves litigation in which it is a defendant.

             (m) Labor Controversies. Except as would not reasonably be expected to have in the aggregate an Adverse Effect and except as set forth on the Disclosure Schedule:

                (i) there are no controversies between the Company or any Subsidiary, as the case may be, and any employees or any unresolved labor union grievances or unfair labor practice or labor arbitration proceedings pending or, to the knowledge of the Company threatened, related to the Company or any Subsidiary and, to the knowledge of the Company, there are not and during the last two years prior to the date hereof there have not been any formal or informal organizing efforts by a labor organization and/or a group of Company or any Subsidiary, as the case may be, employees; and

                (ii) neither the Company nor any Subsidiary has received notice of any claim that it has not complied with any laws relating to the employment of labor, including any provisions thereof relating to wages, hours, collective bargaining, the payment of social security and similar taxes, equal employment opportunity, employment discrimination and employment safety, or that it is liable for any arrears of wages or any Taxes or penalties for failure to comply with any of the foregoing.

             (n) Patent, Trademark, etc. Claims. No person has made or, to the knowledge of the Company, threatened to make any claims that the operation of the business of the Company or any Subsidiary, as the case may be, is in violation or infringement of any patent, patent license, trade name, trademark, servicemark, brandmark, brand name, copyright, know-how or other proprietary or trade rights of any third party[; and neither the Company or Clearing knows of any non-frivolous basis for any such claims].

             (o) Use of Real Property. Neither the Company nor any Subsidiary has received any notice of violation of any applicable zoning or building regulation, ordinance or other law, order, regulation or requirement relating to the operations of the Company or any Subsidiary, as the case may be, or any notice of default under any lease, contract, commitment, license or permit, relating to the use and operation of the owned or leased real property listed in the Disclosure Schedule, in either case which would have in the aggregate an Adverse Effect and, to the knowledge of the Company, there is no such violation or default which would have in the aggregate an Adverse Effect. Neither the Company nor any Subsidiary has received any notice that any plant or other building which is owned or covered by a lease set forth in the Disclosure Schedule hereto does not substantially conform with all applicable ordinances, codes, regulations and requirements, and neither the Company nor any Subsidiary has received notice that any law or regulation presently in effect or condition precludes or restricts continuation of the present use of such properties by the Company or such Subsidiaries, as the case may be.

             (p) Compliance with Law.

                (i) Neither the Company nor any Subsidiary has been notified that it is in violation of any laws (including but not limited to orders, judgments or rulings of any court, governmental authority or arbitration board or tribunal), ordinances, governmental rules or regulations to which it is subject or has failed to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of its assets and properties or to the conduct of its business. The Company and each Subsidiary to their knowledge have conducted their operations in compliance with applicable laws and rules and regulations (including those of non-governmental, quasi-governmental, or self-regulatory organizations) relating to broker dealers, investment managers and clearing brokers, except for such instances of noncompliance which in the aggregate would not have an Adverse Effect.

                (ii) Clearing has not received notice that there has occurred any act or default on the part of Clearing which would adversely affect the status of Clearing as a broker/dealer engaged in providing various execution and clearing services under federal or state law, would constitute a violation of federal or state law by Clearing or would otherwise have an Adverse Effect.

                (iii) To the extent set forth on the Disclosure Schedule, the Company has continually maintained a surety bond insuring it and each of its Subsidiaries against acts of dishonesty by its and its Subsidiaries' employees in such amounts as is customary, usual and prudent for a corporation of its size. Except as set forth on the Disclosure Schedule, no claims in excess of the deductible limits of the surety bond have been made under such bond, and to the knowledge of the Company, there are no facts, circumstances or conditions existing that could reasonably be expected to result in the occurrence of any claim that would have an Adverse Effect.

                (iv) Except as set forth on the Disclosure Schedule and to the knowledge of the Company, the Company and each Subsidiary has filed all applicable reports, returns and filing information data with federal securities authorities, State Commissions and other regulatory agencies as are required by federal or state law and regulations, the failure of which would result in an Adverse Effect.

                (v) Except as set forth on the Disclosure Schedule or the Financial Statements, no officer or director of the Company or any Subsidiary, no beneficial owner of 10% or more of the outstanding common stock of the Company (a "principal stockholder"), no member of the immediate family of any such officer, director, or principal stockholder, and no entity in which any of such person owns any beneficial interest, has any loan agreement, note or borrowing arrangement or any other agreement with the Company or any Subsidiary (other than normal employment arrangements complying with all applicable laws and regulations) or any interest in any property, real, personal or mixed, tangible or intangible, used and/or pertaining to the business of the Company or any Subsidiary. For purposes of this paragraph, the members of the immediate family of any officer, director, or principal shareholder will consist of the spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, and brothers and sisters-in-law of such officer, director or principal stockholder.

                (vi) The Company has on file a valid Form I-9 for each employee hired by the Company or any Subsidiary on or after November 7, 1986 and continuously employed after November 6, 1986 or the applicable date of hire. To the knowledge of the Company, all employees of the Company and each Subsidiary are (A) United States citizens, or lawful permanent residents of the United States, (B) aliens whose right to work in the United States allows them to work for the Company or Clearing, as the case may be, (C) aliens who have valid, unexpired work authorization issued by the Attorney General of the United States (Immigration and Naturalization Service) or (D) aliens who have been continually employed by the Company or a Subsidiary since November 6, 1986 or the applicable date of hire. To the Company's knowledge, the Company has not been the subject of an immigration compliance or employment visit from, nor has the Company been assessed any fine or penalty by, or been the subject of any order or directive of, the United States

          Department of Labor or the Attorney General of the United States (Immigration and Naturalization Service).

             (q) Employee Benefits.

                (i) The Disclosure Schedule sets forth a list identifying each "employee benefit plan" as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including any "multiemployer plan," as defined in Section 3(37) of ERISA, (the "Pension Plans") and a list identifying each "employee welfare benefit plan," as defined in Section 3(1) of ERISA, (the "Welfare Plans") that, in either case, are maintained, administered or contributed to by the Company and its Subsidiaries , or which cover any employee or former employee of the Company or a Subsidiary. Collectively, the Pension Plans and Welfare Plans are hereinafter referred to as the "Employee Plans". Except as otherwise identified on the Disclosure Schedule (A) no Employee Plan is maintained, administered or contributed to by any entity other than the Company, and (B) no Employee Plan is maintained under any trust arrangement which covers any employee benefit arrangement which is not an Employee Plan.

                (ii) The Company has delievered or has caused to be delivered to Fiserv true and complete copies of (A) the Employee Plans (including related trust agreements, custodial agreements, insurance contracts, investment contracts and other funding arrangements, if any, and adoption agreements, if any), (B) any amendments to Employee Plans, if any, (C) written interpretations of the Employee Plans, (D) material employee written communications by the plan administrator of any Employee Plan (including, but not limited to, summary plan descriptions and summaries of material modifications, as defined under ERISA), (E) the three most recent annual reports (e.g., the complete Form 5500 series) prepared in connection with each Employee Plan (if any such report was required), including all attachments (including without limitation the audited financial statements, if any) and (F) the three most recent actuarial valuation reports prepared in connectiuon with each Employee Plan (if any such report was required).

                (iii) There has been no amendment to, written interpretation or announcement (whether or not written) by the Company relating to, or change in employee participation or coverage under any Employee Plan that would increase materially the expense of maintaining such Employee Plan above the level of expense incurred in respect of such Employee Plan for the most recent plan year with respect to Employee Plans. The execution of this Agreement and the consummation of the transactions contemplated hereby do not and will not constitute an event under any Employee Plan, which either alone or upon the occurrence of a subsequent event will or may result in any payment, acceleration, vesting or increase in benefits to any employee, former employee or director of the Company.

                (iv) Each Employee Plan has been maintained in substantial compliance with its terms and the requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to, ERISA and the Code, which are applicable to such Employee Plan.

                (v) To the Company's knowledge, each Pension Plan is "qualified" within the meaning of Section 401(a) of the Code, and has been qualified during the period from the date of its adoption to the date of this Agreement, and each trust created thereunder is tax-exempt under Section 501(a) of the Code. The Company has delivered or caused to be delivered to Fiserv the latest determination letters of the Internal Revenue Service relating to each Pension Plan. To the Company's knowledge, such determination letters have not been revoked. Furthermore, there are no pending proceedings or, to the knowledge of the Company, threatened proceedings in which the "qualified" status of any Pension Plan is at issue and in which revocation of the determination letter has been threatened. To the Company's knowledge each such Pension Plan has not been amended or operated, since the receipt of the most recent determination letter, in a manner that would adversely affect the "qualified" status of the Plan. To the Company's knowledge, no distributions have been made from any of the Pension Plans that would violate in any respect the restrictions under Treas. Reg. Section 1.401(a)(4)-5(b), and none will have been made by the Effective Date.

                (vi) There are no pending or, to the knowledge of the Company, threatened (A) claims, suits or other proceedings by any employees, former employees or plan participants or the beneficiaries, spouses or representatives of any of them, other than ordinary and usual claims for benefits by participants or beneficiaries, or (B) suits, investigations or other proceedings by any federal, state, local or other governmental agency or authority, of or against any Employee Plan, the assets held thereunder, the trustee of any such assets or the Company relating to any of the Employee Plans. If any of the actions described in this subsection are initiated prior to the Effective Date, the Company shall notify Fiserv of such action prior to the Effective Date.

                (vii) To the Company's knowledge, neither the Company nor any Subsidiary has engaged (A) in any transaction or acted or failed to act in a manner that violates the fiduciary requirements of Section 404 of ERISA, or (B) in any "prohibited transaction" within the meaning of Section 406(a) or 406(b) of ERISA, or of Section 4975(c) of the Code, with respect to any Employee Plans, and will not so engage, act or fail to act prior to the Effective Date. Furthermore, to the knowledge of the Company, no other "party in interest," as defined in
          Section 3(14) of ERISA, or "disqualified person," as defined in
          Section 4975(e)(2) of the Code, has engaged in any such "prohibited transaction".

                (viii) To the Company's knowledge, no liability has been incurred by the Company or by a trade or business, whether or not incorporated, which is deemed to be under common control or affiliated with the Company within the meaning of Section 4001 of ERISA or
          Section 414(b), (c), (m) or (o) of the Code (an "ERISA Affiliate") for any tax, penalty or other liability with respect to any Employee Plan and, to the knowledge of the Company, such Plans do not expect to incur any such liability prior to the Effective Date.

                (ix) The Company has made all required contributions under each Pension Plan on a timely basis or, if not yet due, adequate accruals therefor have been provided for in the financial statements. No Pension Plan has incurred any "accumulated funding deficiency" within the meaning of Section 302 of ERISA or Section 412 of the Code and no Pension Plan has applied for or received a waiver of the minimum funding standards imposed by Section 412 of the Code.

                (x) Except for required premium payments, no liability to the Pension Benefit Guaranty Corporation (the "PBGC") has been incurred by the Company with respect to any Pension Plan that has not been satisfied in full, and no event has occurred and, to the Company's knowledge, there exists no condition or set of circumstances that could result in the imposition of any such liability. The Company has complied, or will comply, with all requirements for premium payments, including any interest and penalty charges for late payment, due to PBGC on or before the Effective Date with respect to each Pension Plan for which any premiums are required. No proceedings to terminate, pursuant to Section 4042 of ERISA, have been instituted or, to the knowledge of the Company, are threatened by the PBGC with respect to any Pension Plan (or any Pension Plan maintained by an ERISA Affiliate). There has been no termination or partial termination, as defined in Section 411(d) of the Code and the regulations thereunder, of any Pension Plan. No reportable event, within the meaning of
          Section 4043 of ERISA, has occurred with respect to any Pension Plan.

                (xi) As of the date of this Agreement, with respect to each Pension Plan which is covered by Title IV of ERISA and which is not a multiemployer plan, the current value of the accumulated benefit obligations (based on the actuarial assumptions that would be utilized upon termination of such Pension Plan) do not exceed the current fair value of the assets of such Pension Plan. Except as listed in the Disclosure Schedule, there has been (A) no material adverse change in the financial condition of any such Pension Plan, (B) no change in actuarial assumptions with respect to any such Pension Plan and (C) no increase in benefits under any such Pension Plan as a result of plan amendment, written interpretations, announcements, change in applicable law or otherwise which, individually or in the aggregate, would result in the value of any such Pension Plan's accrued benefits exceeding the current value of such Pension Plan's assets.

                (xii) Neither the Company nor any ERISA Affiliate has ever maintained, adopted or established, contributed or been required to contribute to, or otherwise participated or been required to participate in, nor will they become obligated to do so through the Effective Time, any "multiemployer plan" (as defined in Section 3(37) of ERISA). No amount is due from, or owed by, the Company or any ERISA Affiliate on account of a "multiemployer plan" (as defined in Section 3(37) of ERISA) or on account of any withdrawal therefrom.

                (xiii) To the Company's knowledge, no Employee Plan provides benefits, including without limitation, any severance or other post-employment benefit, salary continuation, termination, death, disability, or health or medical benefits (whether or not insured), life insurance or similar benefit with respect to current or former employees (or their spouses or dependents) of the Company beyond their retirement or other termination of service other than (A) coverage mandated by applicable law, (B) death, disability or retirement benefits under any Pension Plan, (C) deferred compensation benefits accrued as liabilities on the financial statements of the Company or
          (D) benefits, the full cost of which is borne by the current or former employee (or his or her beneficiary).

                (xiv) To the Company's knowledge, the Company has complied with, and satisfied, the requirements of Part 6 of Subtitle B of Title I of ERISA and Section 4980(B) of the Code, and all regulations thereunder ("COBRA") with respect to each Employee Plan that is subject to the requirements of COBRA. To the Company's knowledge, each Employee Plan which is a group health plan, within the meaning of Section 9805(a) of the Code, has complied with and satisfied the applicable requirements of Section 9801 and 9802 of the Code.

             (r) Insurance. The Disclosure Schedule accurately summarizes the amount and kinds of all policies of insurance covering the directors, employees, assets or operations of the Company or any Subsidiary in effect on the date of this Agreement (referred to as "Current Policies"). The Company has delivered to Fiserv a true and complete copy of each insurance policy described in the preceding sentence. To the Company's knowledge, all Current Policies are in full force and effect except as set forth in the Disclosure Schedule. No notice of cancellation or termination of any Current Policies has been given to the Company or any Subsidiary by the carrier of any such policy. To the Company's knowledge, no application filed for a Current Policy contains any material misstatement of fact or fails to state any material fact which may materially and adversely affect the insurance coverage provided.

             (s) Bank Accounts. The Disclosure Schedule lists all bank, money market, savings and similar accounts and safe deposit boxes of the Company and each Subsidiary specifying the account numbers and the authorized signatories of persons having access to them.

             (t) Taxes.

                (i) Each of the Company and the Subsidiaries has (a) duly and timely filed all Tax Returns (as defined below) required to be filed for all periods ending on or prior to the Effective Date, which Tax Returns are true, correct and complete in all material respects and (b) timely paid all Taxes (as defined below) shown as due and payable on such Tax Returns in respect of all periods up to and including the Effective Date and has properly accrued on its financial statements all Taxes not yet payable in respect of all periods up to and including the Effective Date. Prior to the Closing Date, the Company shall provide Fiserv with a schedule which sets forth each Taxing jurisdiction in which the Company or any Subsidiary has filed or is required to file Tax Returns and whether such Tax Return was filed on a consolidated, combined, unitary or separate basis and a copy of such Tax Returns as have been requested by Fiserv. To the Company's knowledge, the Company and each Subsidiary has timely and properly withheld or collected, paid over and reported all Taxes required to be withheld or collected by the Company or any Subsidiary on or before the Effective Date. Except for Tax Returns which cover only the Company and the Subsidiaries, none of the Company or the Subsidiaries have filed consolidated, combined or unitary Tax Returns with any other entities.

                (ii) Except as set forth in the Disclosure Schedule, (a) no Taxing authority has asserted any adjustment that could result in an additional Tax for which the Company or any Subsidiary is or may be liable, (b) there is no pending audit, examination, investigation, dispute, proceeding or claim (collectively, "Proceeding") relating to any Tax for which the Company or any Subsidiary is or may be liable and, to the knowledge of the Company, no Taxing authority is contemplating such a Proceeding and, to the Company's knowledge, there is no basis for any such Proceeding, (c) no statute of limitations with respect to any Tax for which the Company or any Subsidiary is or may be liable has been waived or extended, (d) there is no outstanding power of attorney authorizing anyone to act on behalf of the Company or any Subsidiary in connection with any Tax, Tax Return or Proceeding relating to any Tax, (e) there is no outstanding closing agreement, ruling request, request to consent to change a method of accounting, subpoena or request for information with or by any Taxing Authority with respect to the Company or any Subsidiary, any of their income, assets or business, or any Tax for which the Company or any Subsidiary is or may be liable and (f) neither the Company nor any Subsidiary is a party to any Tax sharing or Tax allocation agreement, arrangement or understanding. The Company and each Subsidiary have duly and timely paid all Taxes asserted by any Taxing authority to be payable unless such Tax is being contested by the Company or Subsidiary diligently and in good faith.

                (iii) Neither the Company nor any Subsidiary is a party to any agreement, contract or arrangement that would result, individually or in the aggregate, in the payment of any amount that would not be deductible by reason of Section 162, 280G or 404 of the Code. Neither the Company nor any Subsidiary is a "consenting corporation" within the meaning of Section 341(f) of the Code. Neither the Company nor any Subsidiary has any

          "tax-exempt use property" within the meaning of Section 168(h) of the Code. None of the assets of the Company or any Subsidiary is required to be treated as being owned by any other person pursuant to the "safe harbor" leasing provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as in effect prior to the repeal of said leasing provisions. None of the Company nor any Subsidiary has ever made, or been required to make, an election under Section 338 of the Code.

                (iv) For purposes of this Agreement, "Taxes" shall mean all federal, state, local and foreign taxes, charges, fees, levies, deficiencies or other assessments of whatever kind or nature (including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, estimated, severance, stamp, occupation, property, minimum, environmental, windfall profits or other taxes, customs, duties, fees, assessments or charges of any kind whatsoever), including any liability therefor as a transferee (including under Section 6901 of the Code or any similar provision under applicable law, as a result of Treasury Regulation
          Section 1.1502-6 or any similar provision under applicable law), or as a result of any Tax sharing or similar agreement, together with any interest, penalties, additions to tax or additional amounts imposed by any Taxing authority (domestic or foreign).

                (v) As used herein, "Tax Return" includes any return, declaration, report, information return or statement, and any amendment thereto, including without limitation any consolidated, combined or unitary return or other document (including any related or supporting information or schedule), filed or required to be filed with any federal, state, local or foreign governmental entity or agency in connection with the determination, assessment, collection or payment of Taxes or the administration of any laws, regulations or administrative requirements relating to Taxes or ERISA.

             (u) Correspondent Agreements. Set forth on Section 5.01(u) of the Disclosure Schedule are true and complete copies of Clearing's standard fully disclosed correspondent agreement and corresponding ancillary documents.

     The correspondent agreements and corresponding ancillary documents actually entered into by Clearing with its various clients are substantially similar to the copies attached hereto.

             (v) Books and Records. To the Company's knowledge, the books and records of the Company and each Subsidiary are complete and accurate in all material respects.

             (w) Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by the Company and the Stockholders directly with Fiserv, without the intervention of any other person on behalf of the Company or any Stockholder in such manner as to give rise to any valid claim by any other person against the Company or any Stockholder for a finder's fee, brokerage commissions or similar payment, except for a fee payable to Smith Barney Inc., which fee will be paid in full, or fully accrued on the Company's financial records, prior to the Effective Date.

             (x) Limitation on Representations and Warranties. The Company shall not be deemed to have made to Fiserv or Fiserv Clearing any representation or warranty, other than those as expressly made by the Company in Section
     5.01 hereof. Without limiting the generality of the foregoing, and notwithstanding any other express representations and warranties made by the Company in Section 5.01, the Company makes no representation or warranty to Fiserv or Fiserv Clearing with respect to: (i) any projections, estimates or budgets heretofore delivered to or made available to Fiserv of future revenues, expenses or expenditures, future results of operations, etc.; or (ii) any other information or documents made available to Fiserv, Fiserv Clearing or their counsel, accountants or advisors, except as expressly covered by representations and warranties contained in Section
     5.01 hereof. Fiserv and Fiserv Clearing each acknowledge that: (i) it is a sophisticated investor capable of making all investment decisions regarding acquisition of the Company; (ii) it has conducted extensive due diligence regarding the Company, its Subsidiaries and their business activities and is fully familiar with the business and prospects of the Company and Clearing; and (iii) it has not relied on any representations or warranties regarding the Company, Clearing or their businesses except those set forth in Section 5.01 hereof.

             (y) Limitation on Breaches of Representations and Warranties. Notwithstanding any provision in this Section 5.01 to the contrary, no breach of a representation or warranty by the Company will be deemed to have occurred unless the sum of all losses exceeds $4,750,000.

          SECTION 5.02 Representations and Warranties of Fiserv and Fiserv Clearing. Fiserv and Fiserv Clearing, jointly and severally, represent and warrant to, and agree with, the Company as follows:

          (a) Organization and Qualification, etc. Fiserv and Fiserv Clearing are corporations duly organized, validly existing and in good standing under the laws of the State of Wisconsin and the State of Delaware, respectively, and each has corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted. Each of Fiserv and Fiserv Clearing is duly qualified to do business and is in good standing in each jurisdiction where the failure to be so qualified would have a Material Adverse Effect.

          (b) Authority Relative to Agreement. Each of Fiserv and Fiserv Clearing has the corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated on its part hereby. The execution and delivery of this Agreement by Fiserv and Fiserv Clearing and the consummation by each of them of the transactions contemplated on its part by this Agreement have been duly authorized by their respective board of directors and, in the case of Fiserv Clearing, its sole stockholder. No other corporate proceedings on the part of Fiserv or Fiserv Clearing are necessary to authorize the execution and delivery of this Agreement. This Agreement have been duly executed and delivered by Fiserv and Fiserv Clearing and, assuming the due authorization, execution and delivery of this Agreement by the Company, is a valid and binding agreement, enforceable against Fiserv and Fiserv Clearing, in accordance with its terms, except as such enforcement is subject to the effect of (i) any applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting creditors' rights generally and (ii) general principles of equity, including, without limitation, concepts of reasonableness, good faith and fair dealing, and other similar doctrines affecting the enforceability of agreements generally (regardless of whether considered in a proceeding in equity or at law).

          (c) Non-Contravention. The execution and delivery of this Agreement by Fiserv and Fiserv Clearing, do not, and the consummation by Fiserv and Fiserv Clearing of the transactions contemplated by this Agreement will not
     (i) violate any provision of the Articles of Incorporation or By-laws of Fiserv or the Certificate of Incorporation or By-laws of Fiserv Clearing, or (ii) violate, or result, with the giving of notice or the lapse of time or both, in a violation of, any provision of, or result in the acceleration of or entitle any party to accelerate (whether after the giving of notice or lapse of time or both) any obligation under, or result in the creation or imposition of any material lien, charge, pledge, security interest or other encumbrance upon any of the property of Fiserv or Fiserv Clearing pursuant to any provision of any mortgage or lien or lease, agreement, license or instrument or any order, arbitration award, judgment or decree to which Fiserv or Fiserv Clearing is a party or by which any of their respective assets is bound and do not and will not violate or conflict with any other material restriction of any kind or character to which Fiserv or Fiserv Clearing is subject or by which any of its respective assets may be bound, and the same does not and will not constitute an event permitting termination of any such mortgage or lien or lease, agreement, license or instrument to which Fiserv or Fiserv Clearing is a party or (iii) violate in any material respect any law, ordinance or regulation to which Fiserv or Fiserv Clearing is subject.

          (d) Government Approvals. Except for (i) the filing of the Delaware Certificate of Merger with the Secretary of State of Delaware and the Colorado Articles of Merger with the Secretary of State of the State of Colorado, (ii) the filings with the Commission and the Antitrust Division under the HSR Act, and the termination of the requisite waiting period thereunder, (iii) as may be necessary as a result of any facts or circumstances relating solely to the Company or its Subsidiaries or (iv) where the failure to obtain such consents, authorizations or approvals or to make such filings or registrations would not prevent the consummation of the transactions contemplated hereby, no consent, authorization, order or approval of, or filing or registration with, any governmental commission, board or other regulatory body is required for or in connection with the execution and delivery of this Agreement by Fiserv and Fiserv Clearing, and the consummation by Fiserv and Fiserv Clearing of the transactions contemplated by this Agreement.

          (e) SEC Reports. Fiserv has provided the Company with all required forms, reports and documents which it has been required to file with the SEC since January 1, 1996 (collectively, the "Fiserv SEC Reports"), each of which has complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act. As of their respective dates, the Fiserv SEC Reports, including, without limitation, any financial statements or schedules included therein, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except, in the case of any Fiserv SEC Report, any statement or omission therein that has been corrected or otherwise disclosed in a subsequent Fiserv SEC Report. The audited financial statements and unaudited interim financial statements of Fiserv included in its Annual Report on Form 10-K for the fiscal year ended December 31, 1995 and in its Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1996, June 30, 1996 and September 30, 1996, in its Annual Report on Form 10-K for the fiscal year ended December 31, 1996 and in its Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1997 and June 30, 1997 present, in conformity with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto), fairly present the consolidated financial position of the Fiserv and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended (subject to normal year-end adjustments and the absence of certain footnote disclosures in the case of any unaudited interim financial statements).

          (f) Capitalization of Fiserv. The authorized capital stock of Fiserv consists of 150,000,000 shares of Fiserv Common Stock and 25,000,000 shares of Preferred Stock, of which no shares of Preferred Stock and 52,426,181 shares of Fiserv Common Stock are validly issued and outstanding, fully paid and nonassessable. Except as set forth on Schedule 5.02(f), as of the date hereof, Fiserv has no commitments to issue or sell any of its capital stock or any securities or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire from Fiserv, any shares of its capital stock and no securities or obligations evidencing such rights are outstanding.

          (g) Capitalization of Fiserv Clearing. Fiserv Clearing has authorized common stock, par value $.001 per share ("Fiserv Clearing Common Stock"), of which 7,500 shares are validly issued and outstanding, fully paid and nonassessable and all of which are owned by Fiserv. Fiserv Clearing has no commitments to issue or sell any of its capital stock or any securities or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire from Fiserv Clearing, any shares of its capital stock and no securities or obligations evidencing such rights are outstanding.

          (h) Fiserv Common Stock Issued to Stockholders. The shares of Fiserv Common Stock to be issued to the Stockholders of the Company as Merger Consideration in accordance with Section 3.01 hereof shall, upon consummation of the Merger, be validly issued and outstanding, fully paid and nonassessable shares of Fiserv Common Stock.

          (i) Absence of Material Adverse Effect. Since December 31, 1996, Fiserv has not experienced any change which could have a Material Adverse Effect.

          (j) Brokers. All negotiations relative to this Agreement and the transactions contemplated by this Agreement have been carried out by Fiserv and Fiserv Clearing directly with the Stockholders and the Company, without the intervention of any person on behalf of Fiserv or Fiserv Clearing in such manner as to give rise to any valid claim by any person against Fiserv or Fiserv Clearing for a finder's fee, brokerage commission, or similar payment.

          (k) Proxy Statement/Prospectus. On the date on which Fiserv files its Registration Statement with the Commission, on the date of effectiveness thereof, on the date on which the Proxy Statement/Prospectus is mailed to the holders of Company common Stock, on the date the Stockholders' Meeting is held and at Closing, such Registration Statement and and the Proxy Statement/Prospectus will comply in all material respects with the requirements of the Securities Act, the rules and regulations of the Commission thereunder and all other applicable requirements, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made; provided, however, that the foregoing representation and waranty shall not apply to information concerning the Company and the Subsidiaries furnished by the Company in writing expressly for use in such Registration Statement or in the Proxy Statement/Prospectus.


                                   ARTICLE VI
                      ADDITIONAL COVENANTS AND AGREEMENTS

          SECTION 6.01  Conduct of Business.

          (a) During the period from the date of this Agreement to the Effective Date, except as otherwise contemplated by this Agreement, the Company will conduct and will cause each Subsidiary to conduct, its respective operations according to its ordinary and usual course of business, and the Company will, and will cause each Subsidiary to, use its commercially reasonable efforts to preserve substantially intact its respective business organization, keep available the services of its officers and employees, and maintain its respective present relationships with licensors, suppliers, distributors, customers and others having significant business relationships with it, including without limitation Knight Securities, and endeavor to maintain all clearing or execution arrangements and not alter in any material respect those arrangements. Representatives of the Company and each Subsidiary will confer with representatives of Fiserv and Fiserv Clearing to keep them informed with respect to the general status of the on-going operations of the business of the Company and each Subsidiary.

          (b) From the date of this Agreement through the Effective Date, except as otherwise contemplated by this Agreement, the Company will, and will cause each of the Subsidiaries, not to (i) pay any dividends or make any other distribution on its stock or purchase or otherwise acquire capital stock of any Subsidiary, (ii) acquire or dispose of any substantial assets, or acquire any assets which would make completion of the Merger impossible or a violation of applicable laws, rules or regulations, or (iii) enter into any other material transaction or incur any material obligation that is not in the ordinary course of business or is not consistent with past practice.

          SECTION 6.02 Access to Information by Fiserv and Fiserv Clearing. Fiserv and Fiserv Clearing may prior to the Effective

Date have access to the business and properties of the Company and Clearing and information concerning their respective financial and legal condition, as Fiserv and Fiserv Clearing deem necessary or advisable in connection with the consummation of the transactions contemplated by this Agreement, provided that such access will be during normal business hours and will not interfere with normal operations of the Company or any Subsidiary. The Company agrees to permit Fiserv and Fiserv Clearing and their authorized representatives, including Sherman & Howard L.L.C. and Deloitte & Touche LLP, or cause any of them to be permitted to have, after the date of this Agreement and until the Effective Date, full access to the premises, books and records of the Company and each Subsidiary during normal business hours, and the officers of the Company and each Subsidiary will furnish Fiserv and Fiserv Clearing with such financial and operating data and other information with respect to the business and properties of the Company and each Subsidiary as Fiserv and Fiserv Clearing from time to time reasonably request. If Fiserv has discovered or discovers, prior to the Closing, a fact, circumstance or condition and Fiserv has actual knowledge that such fact, circumstance or condition constitutes a breach of a representation and warranty by the Company, then Fiserv will promptly provide notice to the Company describing in general terms the fact, circumstance or condition and, if the Closing occurs, then the existence of such fact, circumstance or condition will not form the basis for any liability by reason of the breach of such representation and warranty.

          SECTION 6.03 Consents and Authorizations. As soon as practicable, each of the parties to this Agreement will commence to take all reasonable action to obtain all authorizations, consents, orders and approvals of all third parties and of all federal, state and local regulatory bodies and officials which may be or become necessary for its execution and delivery of, and the performance of its obligations pursuant to, this Agreement and will cooperate fully with the other parties in promptly seeking to obtain all such authorizations, consents, orders and approvals. In addition, after the Effective Date, the Stockholders will cooperate with the Company, Clearing and Fiserv in the preparation of any audited financial statements of the Company or Clearing required for filing by Fiserv with the SEC under the Securities Exchange Act of 1934, as amended, or otherwise.

          SECTION 6.04 Non-Assignable Licenses, Leases and Contracts. The Company will use its commercially reasonable efforts to obtain and deliver to Fiserv or Fiserv Clearing at or prior to the Effective Date such consents or waivers as are required in order that any contract listed on the Disclosure Schedule which would be breached or violated, or would give any other party the right to cancel the same, as a result of the occurrence of the Merger under this Agreement, will not be so breached or violated or result in such right of cancellation. The Company will use its commercially reasonable efforts to obtain and deliver to Fiserv or Fiserv Clearing at or prior to the Effective Date such consents or waivers as will be reasonably requested by Fiserv or Fiserv Clearing for any contracts not required to be listed on the Disclosure Schedule which, as a result of the occurrence of the Merger under this Agreement, would be breached or violated or would give any other party the right to cancel the same, in order that such contracts will not be so breached or violated or result in such right of cancellation.

          SECTION 6.05 Employee Matters. It is intended that the employees of Clearing will remain employees of Clearing following the Merger, and such employment will be employment at will or in accordance with contracts in effect at the Effective Date. Thereafter, for so long as they are employed by Clearing, they will be paid, depending on their duties and responsibilities, in accordance with the compensation policies of Fiserv with respect to its employees generally. In addition, after the Effective Date and the employees of the Company and each Subsidiary will be entitled to participate in the benefit plans that Fiserv maintains for its employees generally (except with respect to Fiserv's sabbatical plan or policy) on substantially the same terms and conditions as other employees of Fiserv. For this purpose, each "year of service" with the Company and each Subsidiary will be treated as a "year of service" with Fiserv.

          SECTION 6.06 Tax Returns. The Company will file and the Company will cause each Subsidiary to file, on a timely basis, all Tax Returns required to be filed by the Company or any Subsidiary with respect to any period ending on or prior to the Effective Date and to timely pay all Taxes required to be paid. Such Tax Returns will be prepared on a basis consistent with prior Tax Returns filed by them and will not make, amend or terminate any election by the Company or any Subsidiary without Fiserv's prior written consent. The Company will give Fiserv a copy of each such Tax Return for its review with sufficient time for comments prior to filing.

          SECTION 6.07 Notifications of Exceptions. The Company will notify Fiserv and Fiserv Clearing, within two business days after the Company or any Stockholder has become aware of such matters (and in any event prior to the Effective Date), concerning any exception to any of the representations and warranties set forth in Section 5.01, to the extent any such exception arises, or the Company otherwise becomes aware of such exception, from the date of this Agreement through the Effective Date. Such notice will include a description in reasonable detail of the facts and circumstances that cause there to be an exception to such representations and warranties.

          SECTION 6.08 Change of Name. Promptly after the Effective Date, Fiserv will cause the business and legal name of Clearing and any associated trademarks to be changed to maintain a distinction from the names of Investments and Hanifen, Imhoff.

          SECTION 6.09 Continuing Indemnity. Fiserv and Fiserv Clearing each agree that after the Effective Date it will not alter the rights of any person who has a right to indemnification (the "Indemnitees") from the Company or Clearing pursuant to the Articles of Incorporation and/or Bylaws of the Company or Clearing, as applicable, in effect on the date of this Agreement. In addition, Fiserv and Fiserv Clearing shall be bound by all deterrminations made by the Board of Directors of both the Company and Clearing prior to the Closing (including, but not limited to, determinations of whether officers and/or directors acted in good faith); subject, however, to the terms and provisions of the Articles of Incorporation and/or By-laws of the Company or Clearing regarding indemnification. Fiserv Clearing shall assume the obligations of the Company to provide indemnification to the Indemnitees of the Company as if such persons were directors of Fiserv Clearing. Fiserv and Fiserv Clearing each covenant that they will not take or permit any action that would impair in any material respect the ability or obligation of Fiserv and Fiserv Clearing to comply with this Section 6.09. Fiserv and Fiserv Clearing shall, if reasonably possible, obtain coverage for such Indemnitees under their D&O insurance policy or policies. In the event either Fiserv Clearing or Clearing is or are disposed of, sold or reorganized (regardless of the method or structure of such disposition, sale or reorganization), as a condition precedent to such disposition, sale or reorganization, Fiserv Clearing or Clearing (or their parent company) shall either: (i) continue to provide substantially the same coverage for the Indemnitees as required hereby; or (ii) require the acquiring entity with which they are dealing to assume and continue their obligations under this Section 6.09. If the scope of indemnity to which the Indemnitees are entitled under the Articles of Incorporation and/or Bylaws of the Company or Clearing is more beneficial than the right of indemnification provided by Fiserv Clearing, the indemnification obligation of Fiserv Clearing hereunder shall be automatically expanded to provide the Indemnitees with the maximum indemnification rights provided by the Articles of Incorporation and/or Bylaws of the Company or Clearing.

          SECTION 6.10 NASDAQ Requirement. Fiserv shall provide timely notice to NASDAQ of its intent to issue additional shares of Fiserv Common Stock to holders of Company Common Stock pursuant to the Merger and will comply in full with any and all requirements of NASDAQ's National Market System applicable to the issuance of such shares or the trading of such shares subsequent to the Merger.

          SECTION 6.11 Registration Statement. As soon as practicable after the execution of this Agreement, Fiserv shall file with the Commission the Registration Statement to register the shares of Fiserv Common Stock to be issued pursuant to the Merger and the resale thereof by persons who may be deemed to be underwriters under Rule 145 of the Securities Act, shall use its commercially reasonable efforts to have the Commission declare the Registration Statement effective as soon as practicable and shall maintain the effectiveness of the Registration Statement for a period of two years following the Effective Date. To the extent the original Registration Statement ceases for any reason to be effective during such two-year period, Fiserv shall immediately use its commercially reasonable efforts to prepare and file a registration statement on Form S-3 for the benefit of Company Shareholders who have received Fiserv Common Stock in the Merger, such registration statement to remain effective for the duration of such two-year period.


                                  ARTICLE VII
                              CONDITIONS PRECEDENT

          SECTION 7.01 Conditions Precedent to the Obligations of Fiserv and Fiserv Clearing. The obligations of Fiserv and Fiserv Clearing to consummate the Merger under this Agreement are subject to the satisfaction in all material respects or waiver by Fiserv and Fiserv Clearing prior to or on the Effective Date of each of the following conditions:

          (a) Stockholder Approval. This Agreement shall have been adopted by the affirmative vote of the Stockholders of the Company at the Stockholders' Meeting (or any proper adjournment thereof) by the requisite vote in accordance with the Articles of Incorporation of the Company and the Colorado Business Corporation Law.

          (b) Effectiveness of Registration Statement. The Registration Statement shall have become effective and no stop order suspending such effectiveness shall have been issued or proceedings for such purpose shall have been instituted or threatened.

          (c) Regulatory Approvals. All permits and consents required by state securities laws for the consummation of the Merger shall have been obtained.

          (d) Accuracy of Representations and Warranties. The representations and warranties of the Company contained in this Agreement, in the Disclosure Schedule (or in any update thereof submitted by the Company provided such changes are not material) or in any closing certificate or document delivered to Fiserv and Fiserv Clearing pursuant to this Agreement are true and correct at and as of the Effective Date as though made at and as of that time, other than such representations and warranties as are specifically made as of another date (which representations and warranties are true and correct at and as of the date made), and the Company has delivered to Fiserv and Fiserv Clearing a certificate to that effect.

          (e) Compliance with Covenants. The Company has performed and complied in all respects with all covenants of this Agreement to be performed or complied with or by it at or prior to the Effective Date (except where such non-compliance would not have an Adverse Effect on the Company or prevent it from consummating the transactions contemplated hereby), and the Company has delivered to Fiserv and Fiserv Clearing a certificate to that effect.

          (f) All Proceedings to be Satisfactory. The Delaware Certificate of Merger and the Colorado Articles of Merger have been filed and accepted by the Secretary of State of Delaware and the Colorado Secretary of State, respectively. Fiserv and Fiserv Clearing and their counsel also must have received certified or other copies or control over or possession of all material documents relating to the Company incident to the transactions contemplated by this Agreement as Fiserv, Fiserv Clearing or said counsel may reasonably request and such documents are reasonably satisfactory in form and substance to Fiserv, Fiserv Clearing and said counsel.

          (g) Opinion of Counsel for the Company. Fiserv has received the favorable opinions of Otten, Johnson, Robinson, Neff & Ragonetti, P.C., counsel to the Company, dated the Effective Date, substantially in the form and to the effect set forth in Exhibit C.

          (h) Legal Actions or Proceedings. No legal action or proceeding has been instituted after the date of this Agreement against the Company, or against Fiserv or Fiserv Clearing, arising by reason of the Merger pursuant to this Agreement, which is reasonably likely (i) to restrain, prohibit or invalidate the consummation of the transactions contemplated by this Agreement or (ii) to have a Material Adverse Effect on the Company, any Subsidiary, Fiserv or Fiserv Clearing.

          (i) Clearing Agreement. Clearing and New LLC (as hereinafter defined) shall have entered into a clearing agreement with a term of five years for all of New LLC's clearing needs on terms that are consistent with other third party arrangements and which are acceptable to Fiserv and Fiserv Clearing.

          (j) Johnson Employment Agreement. Fiserv and Clearing shall have entered into an Employment Agreement with George Johnson as president of Clearing.

          (k) HSR Act Waiting Period. The requisite waiting period under the HSR Act shall have expired.

          (l) Tax Representation Letter; FIRPTA Affidavit. The Company shall have delivered to Fiserv and Fiserv Clearing a signed Tax Representation Letter substantially in the form of Exhibit D-1 attached hereto. The Company and each Subsidiary shall have delivered to Fiserv a FIRPTA affidavit, signed under penalties of perjury, substantially in the form of Exhibit D-2 attached hereto. The parties understand that such affidavits will be retained by Fiserv and will be made available to the Internal Revenue Service upon request.

          (m) Contractual Consents. The Company has delivered to Fiserv consents from all parties to all material contracts with the Company or any Subsidiary, including without limitation those contracts listed on Exhibit E attached hereto, which, as a result of the transactions contemplated by this Agreement, are required to be obtained in order for such contracts to remain in full force and effect, such contracts to be on the same terms and conditions as though the transactions contemplated hereby had not taken place.

          (n) Business Operations. The Company, Hanifen, Imhoff and/or Investments shall have sold certain of their assets (which assets shall be subject to the reasonable approval of Fiserv and Fiserv Clearing) as set forth in a closing schedule for fair and adequate consideration to a limited liability company treated as a partnership for federal income Tax purposes ("New LLC").

          (o) Governmental Approvals.  All consents and approvals described in
     Section 5.01(f) have been obtained, in form and substance satisfactory to Fiserv in its sole discretion.

          (p) Exercise of Stock Options; Dissenters' Rights. The holders of the stock options of the Company listed on Schedule IV hereto shall have exercised such options in the amounts indicated on Schedule IV. The owners of no more than 5% of the Company Common Stock shall have exercised Dissenters' Rights in connection with the transactions contemplated hereby.

          (q) Non-Compete Agreement. Each member of the Board of Directors of the Company, on the one hand, and Fiserv, on the other hand, shall have entered into a Non-Compete Agreement substantially in the form of Exhibit F.

          (r) Confidentiality Agreements. Each Member of the Board of Directors of the Company, on the one hand, and Fiserv, on the other hand, shall have entered into a Confidentiality Agreement substantially in the form of Exhibit G.

          (s) Resignations of Directors. The directors of the Company and each Subsidiary (other than Clearing) shall have resigned.

          (t) Supporting Documents. On or prior to the Effective Date, Fiserv, Fiserv Clearing and their counsel have received copies of the following supporting documents:

                (i) copies of Articles of Incorporation and By-laws of the Company and each Subsidiary, and all amendments to such documents, certified as of a recent date by the Secretary of State of the pertinent state of incorporation or formation of such entity and (2) a certificate of said Secretary dated as of a recent date as to the due incorporation or formation and good standing of the Company and each Subsidiary and listing all documents of the Company and each Subsidiary on file with said Secretary; and

                (ii) certificates of the Secretary or an Assistant Secretary of the Company and each Subsidiary dated the Effective Date and certifying substantially to the effect (1) that attached to such Certificate is a true and complete copy of the By-laws of the Company and each Subsidiary, respectively, as in effect on the date of such certification and at all times since September 27, 1996; (2) that attached to such Certificate is a true and complete copy of resolutions adopted by the board of directors and stockholders of the Company, authorizing the execution, delivery and performance of the Transaction Agreements and that all such resolutions are still in full force and effect and are all the resolutions adopted in connection with the transactions contemplated by the Transaction Agreements; (3) that the Articles of Incorporation of the Company and of each Subsidiary, respectively, have not been amended since the date of the last amendment referred to in the certificate (if any) delivered pursuant to clause (i)(2) above; and (4) as to the incumbency and specimen signature of each officer of the Company executing the Transaction Agreements and any certificate or instrument furnished pursuant to the Transaction Agreements, and a certificate by another officer of the Company as to the incumbency and signature of the officer signing the certificate referred to in this paragraph (ii).

     All such documents will be reasonably satisfactory in form and substance to Fiserv, Fiserv Clearing and their counsel (except where this Agreement provides that such documents must be satisfactory to Fiserv in its sole discretion).

          SECTION 7.02 Conditions Precedent to the Obligations of the Company. The obligations of the Company to consummate the Merger under this Agreement are subject to the satisfaction in all material respects or waiver by the Company prior to or on the Effective Date of each of the following conditions:

          (a) Stockholder Approval. This Agreement shall have been adopted by the affirmative vote of the Stockholders of the Company at the Stockholders Meeting (or any proper adjournment thereof) by the requisite vote in accordance with the Articles of Incorporation of the Company and the Colorado Business Corporation Law.

          (b) Effectiveness of Registration Statement. The Registration Statement shall have become effective and no stop order suspending such effectiveness shall have been issued or proceedings for such purpose shall have been instituted or threatened.

          (c) Regulatory Approvals. All permits and consents required by state securities laws for the consummation of the Merger shall have been obtained.

          (d) Accuracy of Representations and Warranties. The representations and warranties of Fiserv and Fiserv Clearing contained in this Agreement or in any closing certificate or document delivered to the Company pursuant to this Agreement are true and correct on and as of the Effective Date as though made at and as of that date, other than such representations and warranties as are specifically made as of another date (which representations and warranties are true and correct at and as of the date made), and Fiserv and Fiserv Clearing have delivered to the Company a certificate to that effect.

          (e) Compliance with Covenants. Fiserv and Fiserv Clearing have performed and complied with all covenants of this Agreement to be performed or complied with by Fiserv and/or Fiserv Clearing on or prior to the Effective Date (except where such non-compliance would not have a Material Adverse Effect on Fiserv or Fiserv Clearing), and Fiserv and Fiserv Clearing have delivered to the Company a certificate to such effect.

          (f) All Proceedings to be Satisfactory. The Company and the Company's counsel have received all such counterpart originals or certified or other copies of all documents relating to Fiserv and Fiserv Clearing incident to the transactions contemplated by the Transaction Agreements as the Company or said counsel may reasonably request and such documents are reasonably satisfactory in form and substance to the Company, and said counsel.

          (g) Opinion of Counsel for Fiserv and Fiserv Clearing. The Company has received the favorable opinion of Charles W. Sprague, General Counsel of Fiserv, dated the Effective Date, substantially in the forms and to the effects set forth in Exhibit H.

          (h) Legal Actions or Proceedings. No legal action or proceeding has been instituted against the Company or Fiserv or Fiserv Clearing that is reasonably likely to (i) restrain, prohibit, violate or otherwise affect the consummation of the transactions contemplated by this Agreement or (ii) have a Material Adverse Effect on Fiserv or Fiserv Clearing.

          (i) Clearing Agreement. Clearing and New LLC shall have entered into the clearing agreement referred to in Section 7.01(i) above.

          (j) Johnson Employment Agreement. Fiserv and Clearing shall have entered into an employment agreement with George Johnson as President of Clearing.

          (k) HSR Act Waiting Period. The requisite waiting period under the HSR Act shall have expired.

          (l) Fairness Opinion. The Board of Directors of the Company and the trustees of the Profit-Sharing Plan shall have received (i) an opinion as to the fairness from a financial point of view of the transactions contemplated hereby and (ii) from Ehrhardt, Keefe, Steiner & Hottman, P.C. an opinion as to certain valuation matters relating to the sale of certain assets to New LLC. This condition shall also be deemed to have been satisfied if no such opinion shall have been delivered with respect to clause (i) no later than October 15, 1997 and with respect to clause (ii) no later than the date of the Proxy Statement.

          (m) Approval of Merger Shares for Listing. The Merger Shares shall have been approved for listing on NASDAQ upon notice of issuance.

          (n) Tax Representation Letter. Fiserv shall have delivered to the Company a signed Tax Representation Letter substantially in the form of Exhibit D-3 attached hereto.

          (o) Contractual Consents. Fiserv has delivered to the Company consents from all parties to all material contracts with Fiserv, if any, which, as a result of the transactions contemplated by this Agreement, are required to be obtained in order for such contracts to remain in full force and effect, such contracts to be on the same terms and conditions as though the transactions contemplated hereby had not taken place.

          (p) Governmental Approvals. All consents and approvals required of Fiserv with respect to this transaction have been obtained, in form and substance satisfactory to the Company in its sole discretion.

          (q) Supporting Documents. On or prior to the Effective Date, the Company and its counsel have received copies of the following supporting documents:

                (i) (1) copies of the Articles of Incorporation of Fiserv and the Certificate of Incorporation of Fiserv Clearing, and all amendments to such Articles or Certificate, certified as of a recent date by the Secretary of State of the State of Wisconsin, in the case of Fiserv, or by the Secretary of State of Delaware, in the case of Fiserv Clearing, and (2) a certificate of said Secretaries dated as of a recent date as to the due incorporation and good standing of Fiserv or Fiserv Clearing, as the case may be, and listing all documents of the relevant company on file with said Secretary; and

                (ii) a certificate of the Secretary or an Assistant Secretary of each of Fiserv and Fiserv Clearing dated the Effective Date and certifying substantially to the effect (1) that attached to such certificate is a true and complete copy of the By-laws of the particular company as in effect on the date of such certification and at all times since December 31, 1996; (2) that attached to such certificate is a true and complete copy of resolutions adopted by the board of directors of the particular company authorizing the execution, delivery and performance of this Agreement, and that all such resolutions are still in full force and effect and are all the resolutions adopted in connection with the transactions contemplated by this Agreement; (3) that the articles of incorporation of the particular corporation have not been amended since the date of the last amendment referred to in the certificate (if any) delivered pursuant to clause (i)(2) above; and (4) as to the incumbency and specimen signature of each officer of the particular company executing this Agreement and a certification by another officer of such company as to the incumbency and signature of the officer signing the certificate referred to in this paragraph
          (ii).

          All such documents will be reasonably satisfactory in form and substance to the Company and its counsel.


                                  ARTICLE VIII
             SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

          SECTION 8.01 Representations and Warranties. The representations and warranties of the parties contained in this Agreement will not survive the Effective Date.

          SECTION 8.02 Covenants. All covenants contained in Article VI that relate to periods, activities and obligations subsequent to the Effective Date shall survive the Effective Date.


                                   ARTICLE IX
                         TERMINATION; AMENDMENT; WAIVER

          SECTION 9.01 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Date:

          (a) by mutual written consent of Fiserv and Fiserv Clearing, on the one hand, and the Company, on the other hand;

          (b) by either Fiserv and Fiserv Clearing, on the one hand, or the Company, on the other hand, if (x) the Effective Date has not occurred on or before December 31, 1997 (provided that the right to terminate this Agreement under this Section 9.01(b) will not be available to any party whose failure to fulfill, or cause to be fulfilled, any obligation under this Agreement has been the cause of or resulted in the failure of the Effective Date to occur on or before such date) or (y) any court of competent jurisdiction or other governmental body will have issued an order, decree or ruling or taken any other action (which order, decree or ruling the parties will use their commercially reasonable efforts to lift or reverse) permanently restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action will have become final and nonappealable;

          (c) by the Company, if there has been a material breach on the part of Fiserv or Fiserv Clearing of the covenants of Fiserv or Fiserv Clearing set forth herein, or any material failure on the part of Fiserv, Fiserv Clearing or any of their respective affiliates to perform its obligations hereunder (provided that the terminating party shall have performed and complied with, in all material respects, all agreements and covenants required by this Agreemnt to have been performed or complied with by such terminating party) prior to such time;

          (d) by the Company, if the Company has received an Acquisition Proposal (as hereinafter defined) which the Board of Directors of the Company determines in good faith that it would be in breach of its fiduciary duties if it did not accept such proposal. In the event that the Company terminates this Agreement because it has received an Acquisition Proposal which the Board of Directors of the Company determines in good faith that it would be in breach of its fiduciary duties if it did not accept, the Company agrees to pay Fiserv a termination fee of $3,000,000 within 20 business days of such termination. For purposes of this Section 9.01(d), an Acquisition Proposal shall mean any proposal or offer to acquire all or any significant part of the Company's and Clearing's business and properties or their capital stock, whether by merger, purchase of assets, tender offer or otherwise.

          (e) by Fiserv or the Company under the provisions of Section 7.01
     (o)(Government approvals).

          SECTION 9.02 Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 9.01, this Agreement will become void and have no effect, without any liability on the part or any party or its affiliates, directors, officers or stockholders, other than the provisions of this Section 9.02. Nothing contained in this Section 9.02 will relieve any party from liability for any breach of this Agreement.

          SECTION 9.03 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of all the parties to this Agreement.

          SECTION 9.04 Extension; Waiver. At any time prior to the Effective Date, Fiserv and Fiserv Clearing, on the one hand, or the Company, on the other hand, may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document, certificate or writing delivered pursuant to this Agreement, or (c) to the extent permitted by applicable laws, waive compliance by the other party with any of the agreements or conditions contained in this Agreement. Any agreement on the part of any party to any such extension or waiver will be valid only if set forth in an instrument in writing signed on behalf of such party.


                                   ARTICLE X
                                 MISCELLANEOUS

          SECTION 10.01 Expenses, Etc. If the transactions contemplated by this Agreement are not consummated, none of the parties will have any obligation to pay any of the fees and expenses of the other parties incident to the negotiation, preparation and execution of this Agreement, including the fees and expenses of counsel, accountants and other experts; provided, that if the transactions contemplated by this Agreement are not consummated due to the breach of this Agreement by a party, such party will be liable for any damages to any other party resulting from such breach. If the transactions contemplated by this Agreement are consummated, Fiserv and Fiserv Clearing, will indemnify the Company and hold the Company harmless from and against, any claims for finders' fees or brokerage commissions in relation to or in connection with such transactions as a result of any agreement or understanding between such indemnifying party and any third party. If the transactions contemplated by this Agreement are consummated, the Stockholders will indemnify Fiserv, Fiserv Clearing and the Surviving Corporation, and hold them harmless from and against, any claims for finders' fees or brokerage commissions in relation to or in connection with such transactions as a result of any agreement or understanding between the Stockholders, the Company, or any Subsidiary and any third party. The Stockholders shall be responsible for payment of any transfer taxes in connection with the transactions contemplated hereby.

          SECTION 10.02 No Solicitation. The Company will not, and the Company will cause each Subsidiary not to solicit, entertain or discuss offers from any other party for the acquisition of the outstanding common or preferred stock of the Company or any Subsidiary or the assets or the business of the Company or any Subsidiary, and the Company and each Subsidiary will not engage in any discussions or negotiations with, or provide any information to, any other party with respect to such transaction.

          SECTION 10.03 Execution in Counterparts. For the convenience of the parties, this Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

          SECTION 10.04 Notices. All notices which are required or may be given pursuant to the terms of this Agreement will be in writing and will be sufficient in all respects if given in writing and delivered or mailed by registered or certified mail postage prepaid, or sent by telex, telecopier, facsimile transmission or telegraph as follows:

          If to the Company to:

                  If to the Company, to:

                  Hanifen, Imhoff Holdings, Inc.
                  1125 Seventeenth Street, Suite 1700
                  Denver, CO 80202

                  Attention: President

          With a copy to:

                  Neil M. Goff, Esq.
                  Otten, Johnson, Robinson, Neff & Ragonetti, P.C. 950 Seventeenth Street, 16th Floor
                  Denver, CO 80202
                  FAX 303-825-6525


          If to Fiserv or Fiserv Clearing, to:

                  255 Fiserv Drive
                  Brookfield, WI 53045

                   or

                  P.O. Box 979
                  Brookfield, WI 53008-0979
                  FAX (414) 879-5245

                  Attention: Kenneth R. Jensen

          with a copy to:

                  Charles W. Sprague
                  Fiserv, Inc.
                  255 Fiserv Drive
                  Brookfield, WI 53045

                  or

                  P.O. Box 979
                  Brookfield, WI 53008-0979
                  FAX (414) 879-5532

or such other address or addresses as any party will have designated by notice in writing to the other parties. Any notice or other communication pursuant to this Agreement will be deemed to have been duly given or made and to have become effective when delivered in hand to the party to which directed or, if sent by first-class mail postage prepaid or by telex, telecopier, facsimile transmission or telegraph and properly addressed as set forth above, at the time when received by the addressee.

          SECTION 10.05 Entire Agreement. This Agreement, its Exhibits and Schedules, the Non-Compete Agreements among Fiserv,

Fiserv Clearing, Clearing and the former directors of the Company, the Tax Representation Letter and the Confidentiality Agreement among Fiserv, Fiserv Clearing, Clearing and the former directors of the Company executed in connection with this Agreement, constitute the entire agreement among the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, oral and written, among the parties to this Agreement with respect to the subject matter of this Agreement. No representation, warranty, promise, inducement or statement of intention has been made by any party to this Agreement which is not embodied in this Agreement, and no party will be bound by, or be liable for, any alleged representation, warranty, promise, inducement or statement of intention not embodied in this Agreement.

          SECTION 10.06 Applicable Law; Jurisdiction and Venue. This Agreement will be governed by and construed in accordance with the laws of the State of Colorado, without regard to conflict of law provisions. Each party hereto irrevocably agrees that the state and federal courts of Colorado, located in the city and county of Denver shall have sole and exclusive jurisdiction over any suit or other proceeding arising out of or based upon this Agreement, and each party hereto hereby waives any claim that it or he is not subject personally to the jurisdiction of said courts or that any such suit or proceeding is brought in an inconvenient forum or improper venue. Each party irrevocably agrees that service of process in any such suit or other proceeding shall be properly made if delivered to the address shown in Section 10.04 hereof.

          SECTION 10.07 Binding Effect; Benefits. This Agreement will inure to the benefit of and be binding upon the parties and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

          SECTION 10.08 Assignability. Neither this Agreement nor any of the parties' rights under this Agreement will be assignable by any party without the prior written consent of the other parties to this Agreement.

          SECTION 10.09 Public Announcements. Fiserv and Fiserv Clearing, on the one hand, and the Company, on the other hand, will consult with each other before issuing any press release or otherwise making any public statement with respect to the transactions contemplated in this Agreement and will not issue any such press release or make any such public statement without the approval of the others, unless, after a party proposing to issue such a release or statement has consulted with the other and such other party has not approved such release within a reasonable time in the circumstances, counsel to the issuing party has advised such party that such release or other public statement must be issued immediately and the issuing party has not been able, despite its good faith efforts, to secure the prior approval of the other parties.

          SECTION 10.10 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, rule or regulation, such provision will be fully severable and this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement. The remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

          SECTION 10.11 Interpretation. Time is of the essence of this Agreement. Unless otherwise qualified, references in this Agreement to "Article", "article", "Section" or "section" are to provisions of this Agreement and a reference to any of the foregoing includes any subparts. The Table of Contents, and the descriptive headings of the articles and sections, of or in the Exhibits and Schedules, are inserted for convenience only and are not a part of this Agreement. As used in this Agreement, the singular includes the plural, the plural includes the singular, and words in one gender include the others.
As used in this Agreement the "include", "including" and similar terms are not words of limitation.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

                                    FISERV, INC.

                                    By: /s/ Kenneth R. Jensen

                                    Title: Senior Executive Vice
                                             President


                                    FISERV CLEARING, INC.

                                    By: /s/ Kenneth R. Jensen
                                    Title: Vice President


                                    HANIFEN, IMHOFF HOLDINGS, INC.

                                    By: /s/ Gary J. Wilson
                                    Title: President and Chief
                                             Executive Officer